As filed with the Securities and Exchange Commission on November 3, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARCH CAPITAL GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08
Bermuda
(441) 278-9250
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

National Registered Agents, Inc.
875 Avenue of the Americas, Suite 501
New York, NY 10001
(800) 767-1553
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

ARCH CAPITAL GROUP (U.S.) INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1424716 (I.R.S. Employer Identification Number)
Harborside Financial Center
300 Plaza Three, 3rd Floor
Jersey City, NJ 07311
(201) 743-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
CT Corporation Trust Company 1209 Orange Street Wilmington, DE 19801 (302) 658-7581 (Name, address, including zip code, and telephone number, including area code, of agent for service)
ARCH CAPITAL FINANCE LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-1950584 (I.R.S. Employer Identification Number)
360 Hamilton Avenue, Suite 600 White Plains, NY 10601 (914) 872-3600 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)	CT Corporation Trust Company 1209 Orange Street Wilmington, DE 19801 (302) 658-7581 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Louis T. Petrillo, Esq. President and General Counsel Arch Capital Services Inc. 360 Hamilton Avenue, Suite 600 White Plains, NY 10601-2908 (914) 872-3600	John Schuster, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 (212) 701-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to Be Registered/ Proposed Maximum Offering Price Per Security/ Proposed Maximum Offering Price/ Amount of Registration Fee
Arch Capital Group Ltd. Common shares, par value U.S. $0.0033 per common share(2)	(1)
Arch Capital Group Ltd. Preference shares, par value U.S. $0.01 per preference share(3)	(1)
Arch Capital Group Ltd. Unsecured debt securities(4)	(1)
Arch Capital Group Ltd. Depositary shares(5)	(1)
Arch Capital Group Ltd. Warrants to purchase common shares	(1)
Arch Capital Group Ltd. Warrants to purchase preference shares	(1)
Arch Capital Group Ltd. Warrants to purchase debt securities	(1)
Arch Capital Group Ltd. Share purchase contracts	(1)
Arch Capital Group Ltd. Share purchase units(6)	(1)
Arch Capital Group (U.S.) Inc. Preferred stock, par value U.S. $0.01 per share(7)	(1)
Arch Capital Group (U.S.) Inc. Unsecured debt securities(8)	(1)
Arch Capital Group Ltd. Guarantees of Arch Capital Group (U.S.) Inc. Preferred stock(9)	(1)
Arch Capital Group Ltd. Guarantees of Arch Capital Group (U.S.) Inc. Unsecured debt securities(9)	(1)
Arch Capital Finance LLC Unsecured debt securities	(1)
Arch Capital Group Ltd. Guarantees of Arch Capital Finance LLC Unsecured Debt securities(9)	(1)
Units consisting of two or more of the above	(1)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Securities registered by this registration statement may be offered and sold separately or together with other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)
Includes an indeterminate number of Arch Capital Group Ltd. common shares and/or Arch Capital Group Ltd. common share purchase rights into which certain series of Arch Capital Group Ltd. debt securities, Arch Capital Group Ltd. preference shares, Arch Capital Group (U.S.) Inc. debt securities and Arch Capital Finance LLC debt securities may be converted and for which no separate consideration will be received and for which Arch Capital Group Ltd. common share warrants may be exercised. Also includes an indeterminate number of Arch Capital Group Ltd. common shares that may be sold by selling shareholders from time to time.

(3)
Includes an indeterminate number of Arch Capital Group Ltd. preference shares into which certain series of Arch Capital Group Ltd. debt securities, Arch Capital Group (U.S.) Inc. debt securities and Arch Capital Finance LLC debt securities may be converted and for which no separate consideration will be received and for which Arch Capital Group Ltd. debt warrants may be exercised.

(4)
Includes an indeterminate number of Arch Capital Group Ltd. debt securities for which certain Arch Capital Group Ltd. preference shares may be exchanged and for which no separate consideration will be received.

(5)	To be represented by depositary receipts representing an interest in one or more or a specified fraction of an Arch Capital Group Ltd. common share(s) or Arch Capital Group Ltd. preference share(s).

(6)
Each Arch Capital Group Ltd. share purchase unit consists of (a) an Arch Capital Group Ltd. common share purchase contract, under which the holders thereof or Arch Capital Group Ltd., upon settlement, will purchase a fixed or varying number of Arch Capital Group Ltd. common shares, and (b) a beneficial interest in Arch Capital Group Ltd. debt securities (which may be senior or subordinated), Arch Capital Group Ltd. preference shares, Arch Capital Group (U.S.) Inc. preferred stock, Arch Capital Group (U.S.) Inc. debt securities (which may be senior or subordinated) or debt or equity obligations of third parties, including U.S. Treasury securities, in each case purchased with the proceeds from the sale of the Arch Capital Group Ltd. share purchase units. No separate consideration will be received for the Arch Capital Group Ltd. share purchase contracts or the related beneficial interests.

(7)
Includes an indeterminate number of shares of Arch Capital Group (U.S.) Inc. preferred stock into which certain series of Arch Capital Group (U.S.) Inc. debt securities may be converted and for which no separate consideration will be received.

(8)
Includes an indeterminate number of Arch Capital Group (U.S.) Inc. debt securities for which certain series of Arch Capital Group (U.S.) Inc. preferred stock may be exchanged and for which no separate consideration will be received.

(9)	No separate consideration will be received for the guarantees.

ARCH CAPITAL GROUP LTD.
Common Shares, Preference Shares, Unsecured Debt Securities, Depositary Shares Representing Preference Shares or Common Shares, Warrants to Purchase Common Shares, Preference Shares or Debt Securities, Share Purchase Contracts and Share Purchase Units
ARCH CAPITAL GROUP (U.S.) INC.
Preferred Stock Fully and Unconditionally Guaranteed by Arch Capital Group Ltd. and Unsecured Debt Securities Fully and Unconditionally Guaranteed by Arch Capital Group Ltd.
ARCH CAPITAL FINANCE LLC
Unsecured Debt Securities Fully and Unconditionally Guaranteed by Arch Capital Group Ltd.

The following are types of securities that may be offered and sold from time to time under this prospectus:

•
Arch Capital Group Ltd. common shares, preference shares, unsecured debt securities, depositary shares representing preference shares or common shares, warrants to purchase common shares, preference shares or debt securities, share purchase contracts and share purchase units

•
Arch Capital Group (U.S.) Inc. preferred stock fully and unconditionally guaranteed by Arch Capital Group Ltd., unsecured debt securities fully and unconditionally guaranteed by Arch Capital Group Ltd.

•	Arch Capital Finance LLC unsecured debt securities fully and unconditionally guaranteed by Arch Capital Group Ltd.
In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, Arch Capital Group Ltd. common shares.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. You should read this prospectus and the prospectus supplements carefully before you invest in the securities. A prospectus supplement will describe the securities Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc., Arch Capital Finance LLC and/or the applicable selling shareholder are offering and selling, as well as the specific terms of the securities. Those terms may include, among others, as applicable:

•	Aggregate principal amount

•	Issue price

•	Denomination

•	Currency or composite currency

•	Maturity

•	Interest rate

•	Dividend rate

•	Sinking fund terms

•	Ranking

•	Redemption terms

•	Conversion terms

•	Listing on a securities exchange

•	Amount payable at maturity

•	Liquidation preference
The prospectus supplement may also supplement or update information contained in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Arch Capital Group Ltd. common shares are traded on the Nasdaq Global Select Market under the symbol “ACGL.”
INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 1 AND ANY SIMILARLY ENTITLED SECTION IN ANY PROSPECTUS SUPPLEMENT.
The date of this prospectus is November 3, 2017.

_________________
We have obtained consent from the Bermuda Monetary Authority for the issue and transfer of shares to and between persons regarded as non-resident in Bermuda for exchange control purposes. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

ARCH CAPITAL GROUP LTD.
Arch Capital Group Ltd. (“Arch Capital”) is a Bermuda public company limited by shares and provides insurance, reinsurance and mortgage insurance on a worldwide basis through its wholly owned subsidiaries.
Arch Capital’s principal executive office is located at Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08 Bermuda (telephone number: (441) 278-9250). Additional information about Arch Capital may be found over the Internet at our website at http://www.archcapgroup.com. The information on or accessible from our website is not a part of this prospectus and is not incorporated by reference herein.
You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
ARCH CAPITAL GROUP (U.S.) INC.
Arch Capital Group (U.S.) Inc. (“Arch U.S.”) is a Delaware corporation. Arch U.S. is a wholly-owned subsidiary of Arch Capital. Arch U.S. is a holding company for the U.S.-based insurance and reinsurance operations of Arch Capital. Its principal executive office is located at Harborside Financial Center, 300 Plaza Three, 3rd Floor, Jersey City, NJ 07311 (telephone number: (201) 743-4000).
ARCH CAPITAL FINANCE LLC
Arch Capital Finance LLC (“Arch Finance”) is a Delaware limited liability company. Arch Finance is a wholly-owned subsidiary of Arch U.S. and has no business activities. Its principal office is located at 360 Hamilton Avenue, Suite 600, White Plains, NY 10601 (telephone number: (914) 872-3600).
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Arch Capital, Arch-U.S. and Arch Finance (collectively, the “issuers”) have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, each of the issuers may sell securities described in this prospectus, and selling shareholders may sell Arch Capital common shares, in one or more offerings. This prospectus provides you with a general description of the securities that an issuer and/or selling shareholders, may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding the issuers and the offered securities, please refer to the registration statement. Each time an issuer or one or more selling shareholders sells securities, we will file a prospectus supplement with the SEC that will contain specific information about the terms of that offering. The prospectus supplement may also add, update and change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with the statements made in this prospectus, the statement made in this prospectus will be deemed modified or superseded by the statement made in such prospectus supplement. You should read this prospectus, any prospectus supplement and any applicable pricing supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before you invest in our securities.
In this prospectus, unless the context requires otherwise, “we,” “us,” “our” and “the Company” refer to Arch Capital and its subsidiaries (and do not include any selling shareholders).
RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS
The ratio of earnings to fixed charges of Arch Capital for each of the periods set forth below is as follows:

	Nine Months Ended September 30,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	4.8x	10.0x	8.5x	13.2x	24.6x	16.9x
Ratio of earnings to fixed charges and preference share dividends(2)	3.7x	7.7x	6.6x	10.0x	14.8x	9.7x

(1)
For purposes of determining the ratio of earnings to fixed charges, (i) “earnings” consists of (a) income before income taxes, extraordinary item and cumulative effect of accounting change, minus (b) equity in net income (loss) of investees, plus (c) fixed charges and (ii) “fixed charges” consists of (a) interest and amortization on indebtedness, plus (b) estimate of interest component within rental expense net of sublease income.

(2)
For purposes of determining the ratio of earnings to fixed charges and preference share dividends, (i) ”earnings” consists of (a) income before income taxes, extraordinary item and cumulative effect of accounting change, minus (b) equity in net income (loss) of investees, plus (c) fixed charges and (ii) ”fixed charges and preference share dividends” consists of (a) interest and amortization on indebtedness, plus (b) estimate of interest component within rental expense net of sublease income, plus (c) dividends declared on our Preferred Shares, including dividends

USE OF PROCEEDS
Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.
We will not receive any of the proceeds from the sale of Arch Capital common shares by selling shareholders.
DESCRIPTION OF ARCH CAPITAL SHARE CAPITAL
The authorized share capital of Arch Capital consists of 600,000,000 common shares, par value U.S. $0.0033 per share, and 50,000,000 preference shares, par value U.S. $0.01 per share.
Common Shares
General
The following description of Arch Capital’s common shares is a summary. This summary is not complete and is subject to the complete text of applicable laws and Arch Capital’s memorandum of association and bye-laws.
Holders of the common shares have no preemptive, redemption, conversion or sinking fund rights. Subject to the voting restrictions described below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. In the event of a liquidation, dissolution, or winding up of Arch Capital, the holders of common shares are entitled to share equally and ratably in the assets of Arch Capital, if any, remaining after the payment of all debts and liabilities of Arch Capital and the liquidation preference of any outstanding preference shares. All outstanding common shares are fully paid and non-assessable. The board of directors of Arch Capital, which we refer to as “the board,” is permitted to authorize the issuance of additional common shares. Issuances of common shares are subject to the applicable rules of the Nasdaq Global Select Market or other organizations on whose systems Arch Capital’s common shares may then be quoted or listed.
Transfer Agent
American Stock Transfer & Trust Company is the transfer agent and registrar of Arch Capital’s common shares.

Dividends
Holders of Arch Capital’s common shares are entitled to participate equally in dividends when the board declares dividends on common shares out of funds legally available for dividends. The rights of holders of Arch Capital’s common shares to receive dividends are subject to the preferences of holders of Arch Capital’s preference shares, including Arch Capital’s issued and outstanding preference shares, which require that no dividends may be paid on or with respect to Arch Capital’s common shares prior to the declaration and payment of a dividend with respect to such preference shares.
Liquidation Rights
In the event of a liquidation, dissolution, or winding up of Arch Capital, the holders of common shares have a right to a ratable portion of assets remaining after the payment of all debts and liabilities of Arch Capital, if any, and the liquidation preference of any outstanding preference shares, plus any declared and unpaid dividends thereon, before any distribution is made on any common shares.
Voting Limitation
Under Arch Capital’s bye-laws, if the votes conferred directly or indirectly or by attribution, by Arch Capital’s shares directly or indirectly or constructively owned (within the meaning of section 958 of the Internal Revenue Code of 1986, as amended (the “Code”)) by any U.S. person (as defined in section 7701(a)(30) of the Code) would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors, the votes conferred by such shares or such U.S. person will be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the shares of such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors.
There may be circumstances in which the votes conferred on a U.S. person are reduced to less than 9.9% as a result of the operation of bye-law 45 because of shares that may be attributed to that person under the Code.
Notwithstanding the provisions of Arch Capital’s bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the board may make such final adjustments to the aggregate number of votes conferred directly or indirectly or by attribution by the shares directly or indirectly or constructively owned by any U.S. person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all Arch Capital’s shares entitled to vote generally at an election of directors.
In order to implement bye-law 45, we will assume that all shareholders are U.S. persons unless we receive assurances satisfactory to us that they are not U.S. persons.
Preference Shares
General
The following summary of terms of Arch Capital’s preference shares is not complete. You should refer to the provisions of Arch Capital’s memorandum of association and bye-laws and the terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preference shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference shares.
Arch Capital’s bye-laws allow the board to authorize the issuance of preference shares in one or more series, and may fix the rights and preferences of those shares, including as to dividends, voting (which will be subject to the limitations described above under “Common Shares—Voting Limitation”), redemption, conversion rights and otherwise.
Issuances of preference shares are subject to the applicable rules of the Nasdaq Global Select Market, the New York Stock Exchange or other organizations on whose systems Arch Capital’s preference shares may then be quoted or listed. Depending upon the terms of preference shares established by the board, any or all series of preference shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of Arch Capital.

Issuance of any such shares with voting powers, or issuance of additional shares of common shares, would dilute the voting power of the outstanding common shares.
Terms
The specific terms of each series of preference shares offered pursuant to any prospectus supplement will be described in the applicable prospectus supplement related to such series of preference shares.
DESCRIPTION OF ARCH CAPITAL DEBT SECURITIES
General
We may issue debt securities from time to time in one or more series, under one or more indentures. The senior debt indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture is, and the subordinated indenture will be, subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture sets forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.
Terms
The debt securities will be Arch Capital’s unsecured obligations.
The senior debt securities will rank equal in right of payment with all Arch Capital’s other unsecured and unsubordinated indebtedness.
The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all Arch Capital’s senior indebtedness.
The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto.
DESCRIPTION OF ARCH CAPITAL DEPOSITARY SHARES
General
We may, at our option, elect to offer depositary shares, each consisting of one or more, or a specified fraction, of a common share or a preference share of a particular series. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.
The specific terms of the depositary shares offered by any prospectus supplement, will be described in the applicable prospectus supplement related to such depositary shares.
DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE
COMMON SHARES OR PREFERENCE SHARES
We may issue common share warrants or preference share warrants (collectively, “share warrants”) independently or together with any securities offered by any prospectus supplement and such common share warrants or preference share warrants may be attached to or separate from such securities.
The specific terms of each series of share warrants offered by any prospectus supplement will be described in the applicable prospectus supplement related to such share warrants.

DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE DEBT SECURITIES
We may issue debt warrants independently or together with any securities offered by any prospectus supplement and such debt warrants may be attached to or separate from such securities. Each series of debt warrants will be issued under a separate debt warrant agreement to be entered into between us and a debt warrant agent, all as set forth in the applicable prospectus supplement. The debt warrant agent will act solely as our agent in connection with the certificates representing the debt warrants and will not assume any obligation or relationship of agency or trust for or with any holders of debt warrant certificates or beneficial owners of debt warrants.
The specific terms of each series of debt warrants offered by any prospectus supplement will be described in the applicable prospectus supplement related to such debt warrants.
Warrant holders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in such indenture.
DESCRIPTION OF ARCH CAPITAL
SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
We may issue share purchase contracts, representing contracts obligating the holders thereof to purchase from us, and for us to sell to such holders, or obligating the holders thereof to sell to us, and for us to purchase from such holders, a fixed or varying number of common shares or preference shares at a future date or dates. The price per share may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such share purchase contract upon the occurrence of certain events. The share purchase contracts may be entered into separately or as a part of share purchase units consisting of one or more share purchase contracts and any one or more of:
(1)    debt securities of Arch Capital (which may be senior or subordinated);
(2)    debt securities of Arch U.S. (which may be senior or subordinated), fully and unconditionally guaranteed by Arch Capital;
(3)    senior debt securities of Arch Finance, fully and unconditionally guaranteed by Arch Capital;
(4)    preference shares of Arch Capital;
(5)    preference shares of Arch U.S., fully and unconditionally guaranteed by Arch Capital; or
(6)    debt or equity obligations of third parties, including U.S. Treasury securities.
The specific terms of the share purchase contract offered by any prospectus supplement will be described in the applicable prospectus supplement related to such share purchase contracts.
DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. PREFERRED STOCK
General
In this section, references to “Arch U.S.” refer solely to Arch Capital Group (U.S.) Inc. and not its subsidiaries.
The following summary of terms of Arch U.S.’s preferred stock is not complete. You should refer to the provisions of Arch U.S.’s certificate of incorporation and by-laws, the Delaware General Corporation Law and the terms of each class or series of the preferred stock which will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock.

Under Arch U.S.’s certificate of incorporation, Arch U.S.’s board of directors is authorized to issue shares of preferred stock in one or more series, and may fix the terms of those shares, including as to the number of shares to be included in the series, the designation, powers, preferences and rights of the shares of the series and the qualifications, limitations or restrictions of such series.
As of the date of this prospectus, Arch U.S. is authorized to issue up to 1,000 shares of preferred stock, par value $0.01 per share.
The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Arch U.S.’s board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose.
Terms
The specific terms of each series of preferred stock offered by any prospectus supplement will be described in the applicable prospectus supplement related to such preferred stock.
Guarantee
Payment of the guarantee payments in respect of the preferred stock will be fully and unconditionally guaranteed on an unsecured basis by Arch Capital. The guarantee will be an unsecured obligation of Arch Capital and will rank (i) subordinate and junior in right of payment, and subject, to all liabilities of Arch Capital, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock or preference shares now or hereafter issued by Arch Capital and with any guarantee now or hereafter entered into by Arch Capital in respect of any of the most senior preferred stock or preference stock of any affiliate of Arch Capital, and (iii) senior to all common shares now or hereafter issued by Arch Capital.
DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. UNSECURED DEBT SECURITIES
In this section, references to “Arch U.S.” refer solely to Arch Capital Group (U.S.) Inc. and not its subsidiaries.
Arch U.S. may issue debt securities from time to time in one or more series, under one or more indentures. The senior debt indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture is, and the subordinated indenture will be, subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture sets forth the specific terms of any series of debt securities or provides that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.
The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement related thereto.
The debt securities will be fully and unconditionally guaranteed by Arch Capital, as the guarantor.
DESCRIPTION OF ARCH CAPITAL FINANCE LLC UNSECURED DEBT SECURITIES
Arch Finance may issue debt securities from time to time in one or more series, under one or more indentures. The senior debt indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior debt indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under the indenture is unlimited and the indenture sets forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.
The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement related thereto.

The debt securities will be fully and unconditionally guaranteed by Arch Capital, as the guarantor.
SELLING SHAREHOLDERS
To the extent that this prospectus is used by any selling shareholder to resell any Arch Capital common shares, information with respect to the selling shareholder will be contained in a supplement to this prospectus.
PLAN OF DISTRIBUTION
We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.
Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The prospectus supplement relating to any offering of securities by us will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by us within this prospectus.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or real-lowed or paid to dealers may be changed from time to time.
Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to any conditions set forth in the accompanying prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these con-tracts. The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.
Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

Certain of the underwriters, agents or dealers and their associates may engage in transactions with and perform services for us in the ordinary course of business.
Arch Capital’s common shares are quoted on Nasdaq Global Select Market under the symbol “ACGL.” Securities of any of the issuers may be listed on one or more securities exchanges from time to time. Unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.
WHERE YOU CAN FIND MORE INFORMATION
Arch Capital
Arch Capital is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about Arch Capital. You can inspect and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC’s Internet address is http://www.sec.gov. You can also inspect these materials at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.
Arch Capital Group (U.S.) Inc.
Arch U.S. is not currently subject to the information reporting requirements of the Exchange Act. Arch U.S. is a wholly-owned subsidiary of Arch Capital. Any future issuances of preferred stock or debt securities of Arch U.S. will be fully and unconditionally guaranteed by Arch Capital. See “Description of Arch Capital Group (U.S.) Inc. Preferred Stock” and “Description of Arch Capital Group (U.S.) Inc. Unsecured Debt Securities.”
Arch Capital Finance LLC
Arch Finance is not currently subject to the information reporting requirements of the Exchange Act. Arch Finance is a wholly-owned subsidiary of Arch Capital. Any future issuances of debt securities of Arch Finance will be fully and unconditionally guaranteed by Arch Capital. See “Description of Arch Capital Finance LLC Unsecured Debt Securities.”
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows Arch Capital to “incorporate by reference” information into this prospectus, which means that it can disclose important information by referring you to another document filed separately with the SEC. This prospectus incorporates by reference the documents listed below which have been filed by Arch Capital with the SEC and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

•	Annual report on Form 10-K for the year ended December 31, 2016.

•	Quarterly reports on Form 10-Q for the periods ended March 31, 2017, June 30, 2017, and September 30, 2017.

•
Current report on Form 8-K filed on January 6, 2017 (Items 2.01 and 9.01 (only as it relates to Item 2.01) only), January 9, 2017, January 10, 2017 (Items 2.01 and 9.01 (only as it relates to Item 2.01) only), February 27, 2017 (Items 5.02 and 8.01 only), May 5, 2017, June 6, 2017, June 8, 2017, June 12, 2017, June 14, 2017, June 19, 2017, July 5, 2017 and August 16, 2017, August 17, 2017, August 25, 2017, September 19, 2017 (Items 5.02 and 9.01 (only as it relates to Item 5.02) only) and September 22, 2017 (Items 5.02 and 9.01 (only as it relates to Item 5.02) only).

•
The description of the common shares contained in our registration statement on Form 8-A filed on August 23, 2002 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

•
The description of our outstanding 6.75% Non-Cumulative Preference Shares, Series C, par value US $0.01 per share, contained in our registration statement on Form 8-A filed on April 4, 2012 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

•
The description of our outstanding 5.25% Non-Cumulative Preferred Shares, Series E, par value US $0.01 per share, contained in our registration statement on Form 8-A filed on September 29, 2016 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

•
The description of our outstanding 5.45% Non-Cumulative Preferred Shares, Series F, par value US $0.01 per share, contained in our registration statement on Form 8-A filed on August 14, 2017, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Arch Capital is also incorporating by reference the information contained in all other documents that it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of an offering shall be deemed to be incorporated by reference into this prospectus. The information contained in any of these documents will be considered part of this prospectus from the date these documents are filed.
If you would like to receive a copy of any document incorporated by reference into this prospectus (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this prospectus) or an issuer’s constitutional documents, you should call or write to Arch Capital Group Ltd., Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08 Bermuda, Attention: Secretary (telephone (441) 278-9250). Arch Capital will provide these documents, without charge, by first class mail.
None of the issuers has authorized anyone to give any information or make any representation about an issuer that is different from, or in addition to, that contained in this prospectus or in any of the materials that the issuers have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document, unless the information specifically indicates that another date applies.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. This prospectus or any other written or oral statements made by or on behalf of us may include forward- looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this prospectus are forward-looking statements. Forward-looking statements, for purposes of the PSLRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology.
Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed in our periodic reports filed with the SEC.
All subsequent written and oral forward‑looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in our periodic reports filed with the SEC. We undertake no obligation to publicly update or revise any forward‑looking statement, whether as a result of new information, future events or otherwise.

LEGAL MATTERS
Certain legal matters with respect to the securities will be passed upon for the issuers by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to the securities under the laws of Bermuda will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Arch Capital for the year ended December 31, 2016, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the United Guaranty Corporation acquired on December 31, 2016, and the audited historical financial statements of United Guaranty Corporation included on Exhibit 99.1 of Arch Capital’s Current Report on Form 8-K dated January 6, 2017, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
With respect to the unaudited financial information of Arch Capital for the three-month periods ended March 31, 2017 and 2016, the three-month and six-month periods ended June 30, 2017 and 2016, and the three-month and nine-month periods ended September 30, 2017 and 2016, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 5, 2017, August 4, 2017, and November 3, 2017, incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because these reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS
We are a Bermuda company. In addition, certain of our directors and officers, as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the United States federal securities laws. However, investors may serve Arch Capital with process in the United States with respect to actions against us arising out of or in connection with violations of United States federal securities law relating to offers and sales of securities covered by this prospectus by serving National Registered Agents, Inc., 440 9th Avenue, 5th floor, New York, New York 10001, its United States agent irrevocably appointed for that purpose.
We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda; provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

ARCH CAPITAL GROUP LTD.
Common Shares, Preference Shares, Unsecured Debt Securities, Depositary Shares Representing Preference Shares or Common Shares, Warrants to Purchase Common Shares, Preference Shares or Debt Securities, Share Purchase Contracts and Share Purchase Units

ARCH CAPITAL GROUP (U.S.) INC.
Preferred Stock Fully and Unconditionally Guaranteed by Arch Capital Group Ltd. and Unsecured Debt Securities Fully and Unconditionally Guaranteed by Arch Capital Group Ltd.

ARCH CAPITAL FINANCE LLC
Unsecured Debt Securities Fully and Unconditionally Guaranteed by Arch Capital Group Ltd.

The date of this prospectus is November 3, 2017.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution.
The costs and expenses payable by the applicable Registrant in connection with the sale of the securities being registered hereby are not known at this time. An estimate of the amount of costs and expenses with respect to each offering will be included in the applicable prospectus supplement.
Item 15.        Indemnification of Directors and Officers.
Arch Capital Group Ltd.
Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (a) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (b) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty.
The Arch Capital bye-laws provide for it to indemnify its officers, directors and employees to the fullest extent permitted by law.
The Arch Capital bye-laws also provide that expenses (including attorneys’ fees) incurred by one of its officers or directors in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by it in advance of the final disposition of such action, suit or proceeding provided that it has requested and received an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by it pursuant to Bermuda law.
The Arch Capital bye-laws also provide that its officers and directors will not be personally liable to it or its shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by Bermuda law. Arch Capital maintains directors’ and officers’ liability insurance covering all of its directors and officers against claims arising out of the performance of their duties.
Arch Capital Group (U.S.) Inc.
The Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation of Arch U.S. (the “Charter”) provide for indemnification of the directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. The Charter provides that Arch U.S. will indemnify its officers, directors and employees, and such agents as its Board of Directors may designate, and advance expenses in connection therewith to the fullest extent permitted by the General Corporation Law of Delaware.
Arch U.S. maintains directors’ and officers’ liability insurance covering all of its directors and officers against claims arising out of the performance of their duties.
Arch Capital Finance LLC
The Delaware Limited Liability Company Act and the Limited Liability Company Agreement of Arch Finance (the “LLC Agreement”) provide for indemnification of the members, managers and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. The LLC Agreement provides that Arch Finance will indemnify its members, managers and officers, and advance expenses in connection therewith to the fullest extent permitted by the Delaware Limited Liability Company Act.
Arch Finance maintains managers’ and officers’ liability insurance covering all of its managers and officers against claims arising out of the performance of their duties.

Item 16.        Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement (Arch Capital Group Ltd. Equity).
1.2*	Form of Underwriting Agreement (Arch Capital Group Ltd. Debt Securities).
1.3*	Form of Underwriting Agreement (Arch Capital Group Ltd. Share Purchase Contracts).
1.4*	Form of Underwriting Agreement (Arch Capital Group Ltd. Share Purchase Units).
1.5*	Form of Underwriting Agreement (Arch Capital Group (U.S.) Inc. Equity).
1.6*	Form of Underwriting Agreement (Arch Capital Group (U.S.) Inc. Debt Securities).
1.7*	Form of Underwriting Agreement (Arch Capital Finance LLC Debt Securities)
3.1
Memorandum of Association of Arch Capital Group Ltd. (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-4 (File No. 333-45418), as filed with the SEC on September 26, 2000).

3.2	Bye-laws of Arch Capital Group Ltd. (incorporated by reference to the quarterly report on Form 10-Q of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on August 5, 2016).
3.3
Amended and Restated Certificate of Incorporation of Arch Capital Group (U.S.) Inc. (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

3.4	By-laws of Arch Capital Group (U.S.) Inc. (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-110190), as filed with the SEC on November 3, 2003).
3.5
Certificate of Formation of Arch Capital Finance LLC (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-202440), as filed with the SEC on November 4, 2016).

3.6
Limited Liability Company Agreement of Arch Capital Finance LLC (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-202440), as filed with the SEC on November 4, 2016).

4.1
Specimen Common Share Certificate (incorporated by reference to the annual report on Form 10-K of Arch Capital Group Ltd. for the year ended December 31, 2000 (File No. 812-12486), as filed with the SEC on April 2, 2001).

4.2.1
Specimen 6.75% Non-Cumulative Preferred Shares, Series C, share certificate (incorporated by reference to the quarterly report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on April 2, 2012).

4.2.2
Specimen 5.25% Non-Cumulative Preferred Shares, Series E, share certificate (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on September 29, 2016.

4.2.3
Specimen 5.45% Non-Cumulative Preferred Shares, Series F, share certificate (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on August 17, 2017.

4.3.1
Indenture, dated as of May 4, 2004, between Arch Capital Group Ltd. and JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank) (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on May 7, 2004).

4.3.2
First Supplemental Indenture (including form of debt security), dated as of May 4, 2004, between Arch Capital Group Ltd. and JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank) (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on May 7, 2004).

4.3.3
Indenture, dated as of December 13, 2013, between Arch Capital Group (U.S.) Inc., Arch Capital Group Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on December 13, 2013).

4.3.4
First Supplemental Indenture (including form of debt security), dated as of December 13, 2013, between Arch Capital Group (U.S.) Inc., Arch Capital Group Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on December 13, 2013).

4.3.5
Indenture, dated as of December 8, 2016, between Arch Capital Finance LLC, Arch Capital Group Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on December 9, 2016).

4.3.6
First Supplemental Indenture (including form of debt security), dated as of December 8, 2016, between Arch Capital Finance LLC, Arch Capital Group Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on December 9, 2016).

4.4
Form of Arch Capital Group Ltd. Senior Debt Security (included as part of Exhibit 4.3) (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.5
Form of Arch Capital Group Ltd. Subordinated Debt Securities Indenture (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

Exhibit No.	Description
4.6
Form of Arch Capital Group Ltd. Subordinated Debt Security (included as part of Exhibit 4.5) (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.7*	Form of Arch Capital Group Ltd. Standard Share Warrant Agreement.
4.8*	Form of Arch Capital Group Ltd. Standard Share Warrant Certificate (included as part of Exhibit 4.7).
4.9*	Form of Arch Capital Group Ltd. Standard Senior Debt Warrant Agreement.
4.10*	Form of Arch Capital Group Ltd. Standard Senior Debt Warrant Certificate (included as part of Exhibit 4.9).
4.11
Form of Arch Capital Group (U.S.) Inc. Subordinated Debt Securities Indenture (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.12
Form of Arch Capital Group (U.S.) Inc. Subordinated Debt Security (included as part of Exhibit 4.13) (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.13*	Form of Deposit Agreement.
4.14*	Form of Standard Share Purchase Contract Agreement.
4.15
Form of Arch Capital Group (U.S.) Inc. Preferred Stock Guarantee (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.16.1
Certificate of Designations of 6.75% Non-Cumulative Preferred Shares, Series C (incorporated by reference to the quarterly report on Form 10-Q of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on April 2, 2012).

4.16.2
Certificate of Designations of Convertible Participating Non-Voting Perpetual Preferred Shares, Series D (incorporated by reference to Arch Capital Group Ltd.’s annual report on Form 10-K for the year ended December 31, 2016 (File No. 001-16209), as filed with the SEC on March 1, 2017).

4.16.3
Certificate of Designations of 5.25% Non-Cumulative Preferred Shares, Series E (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on September 29, 2016).

4.16.4
Certificate of Designations of 5.45% Non-Cumulative Preferred Shares, Series F (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on August 17, 2017).

4.17.1
Investor Rights Agreement, dated as of December 31, 2016, between Arch Capital Group Ltd. and American International Group, Inc. (incorporated by reference to Arch Capital Group Ltd.’s annual report on Form 10-K for the year ended December 31, 2016 (File No. 001-16209), as filed with the SEC on March 1, 2017).

4.17.2
Amendment No. 1 to the Investor Rights Agreement, dated as of June 8, 2017, between Arch Capital Group Ltd., American International Group, Inc., American Home Assurance Company, Lexington Insurance Company, and National Union Fire Insurance Company of Pittsburgh, Pa. (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on June 8, 2017).

5.1**	Opinion of Conyers Dill & Pearman Limited.
5.2**	Opinion of Cahill Gordon & Reindel LLP (relating to securities of Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and Arch Capital Finance LLC).
12**	Statement regarding computation of ratio of earnings to fixed charges.
15**	Awareness Letter of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.1**	Consent of Conyers Dill & Pearman Limited (included as part of Exhibit 5.1).
23.2**	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.2).
23.3**	Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of Arch Capital Group Ltd.
23.4**	Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of United Guaranty Corporation.
24.1**	Power of Attorney for Arch Capital Group Ltd. (included on signature page).
24.2**	Power of Attorney for Arch Capital Group (U.S.) Inc. (included on signature page).
24.3**	Power of Attorney for Arch Capital Finance LLC (included on signature page).
25.1*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group Ltd. Senior Debt Securities Indenture).
25.2*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group Ltd. Subordinated Debt Securities Indenture).
25.3*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group (U.S.) Inc. Senior Debt Securities Indenture).
25.4*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group (U.S.) Inc. Subordinated Debt Securities Indenture).
25.5*	Form T-1 Statement of Eligibility of Trustee (Guarantee of Senior Debt Securities of Arch Capital Group (U.S.) Inc.).

Exhibit No.	Description
25.6*	Form T-1 Statement of Eligibility of Trustee (Guarantee of Subordinated Debt Securities of Arch Capital Group (U.S.) Inc.).
25.7*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Finance LLC Senior Debt Securities Indenture).
25.8*	Form T-1 Statement of Eligibility of Trustee (Guarantee of Senior Debt Securities of Arch Capital Finance LLC).

*	To be filed as an amendment to this registration statement or as an exhibit to an Exchange Act report of the registrant(s) and incorporated herein by reference.

**	Filed herewith.

Item 17.        Undertakings.
(a)    Each undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:
(i)    each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and
(iv)    any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
(b)    Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Country of Bermuda on November 3, 2017.

ARCH CAPITAL GROUP LTD.
By:	/s/ Constantine Iordanou
	Name:	Constantine Iordanou
	Title:	Chairman of the Board of Directors and Chief Executive Officer
Each person whose signature appears below appoints each of Mark D. Lyons and Louis T. Petrillo, his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the registration statement (including post-effective amendments), any registration statement permitted under Rule 462(b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Constantine Iordanou
Constantine Iordanou	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 3, 2017
/s/ Mark D. Lyons
Mark D. Lyons	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)	November 3, 2017
/s/ John L. Bunce, Jr.
John L. Bunce, Jr.	Director	November 3, 2017
/s/ Eric W. Doppstadt
Eric W. Doppstadt	Director	November 3, 2017
/s/ Yiorgos Lillikas
Yiorgos Lillikas	Director	November 3, 2017
/s/ Louis J. Paglia
Louis J. Paglia	Director	November 3, 2017

Signature	Title	Date

/s/ John M. Pasquesi
John M. Pasquesi	Director	November 7, 2017
/s/ Brian S. Posner
Brian S. Posner	Director	November 3, 2017
/s/ Eugene S. Sunshine
Eugene S. Sunshine	Director	November 3, 2017
/s/ John D. Vollaro
John D. Vollaro	Director	November 3, 2017

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 3, 2017.

ARCH CAPITAL GROUP (U.S.) INC.

By:	/s/ David McElroy
	Name:	David McElroy
	Title:	President and Chief Executive Officer

Each person whose signature appears below appoints each of Thomas Ahern and Louis T. Petrillo, his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the registration statement (including post-effective amendments), any registration statement permitted under Rule 462(b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David McElroy
David McElroy	President and Chief Executive Officer (Principal Executive Officer) and Director of Arch Capital Group (U.S.) Inc.	November 3, 2017
/s/ Thomas Ahern
Thomas Ahern	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Arch Capital Group (U.S.) Inc.	November 3, 2017
/s/ Constantine Iordanou
Constantine Iordanou	Chairman and Director of Arch Capital Group (U.S.) Inc.	November 3, 2017
/s/ Marc Grandisson
Marc Grandisson	Director of Arch Capital Group (U.S.) Inc.	November 3, 2017
/s/ Mark Lyons
Mark Lyons	Director of Arch Capital Group (U.S.) Inc.	November 3, 2017

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 3, 2017.

ARCH CAPITAL FINANCE LLC

By:	/s/ David McElroy
	Name:	David McElroy
	Title:	President and Chief Executive Officer

Each person whose signature appears below appoints each of Thomas Ahern and Louis T. Petrillo, his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the registration statement (including post-effective amendments), any registration statement permitted under Rule 462(b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David McElroy
David McElroy	President and Chief Executive Officer (Principal Executive Officer) and Manager of Arch Capital Finance LLC	November 3, 2017
/s/ Thomas Ahern
Thomas Ahern	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Arch Capital Finance LLC	November 3, 2017
/s/ Constantine Iordanou
Constantine Iordanou	Chairman and Manager of Arch Capital Finance LLC	November 3, 2017
/s/ Marc Grandisson
Marc Grandisson	Manager of Arch Capital Finance LLC	November 3, 2017
/s/ Mark Lyons
Mark Lyons	Manager of Arch Capital Finance LLC	November 3, 2017

Authorized Representative
Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Arch Capital Group Ltd., has signed this registration statement on Form S-3 in the United States, in the City of Newark, State of Delaware, on November 3, 2017.

PUGLISI & ASSOCIATES

By:	/s/ Gregory F. Lavelle
	Name:	Gregory F. Lavelle
	Title:	Managing Director